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                                                                   Exhibit 23-b



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Mobil Oil Corporation Employee Stock Ownership Plan Trust for the registration of $475,000,000 principal amount of debt securities guaranteed by Mobil Corporation and to the incorporation by reference therein of our reports (a) dated February 27, 1998, with respect to the consolidated financial statements of Mobil Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedules included therein, and (b) dated April 15, 1998, with respect to the financial statements of the Employees Savings Plan of Mobil Oil Corporation included in its Annual Report (Form 11-K) for the fiscal year ended January 31, 1998, both filed with the Securities and Exchange Commission.




Fairfax, Virginia                                             Ernst & Young LLP
November 6, 1998